Exhibit 4.7

INTERCREDITOR AGREEMENT

RELATING TO CERTAIN DEBT OF SKY SERVIÇOS DE BANDA LARGA LTDA.

This “Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda.” (“Agreement”) is entered into by and among:

I.	as lenders:

BANCO CITIBANK S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1111, 2º andar, parte, enrolled with the CNPJ (as defined below) under No. 33.479.023/0001-80, represented herein pursuant to its bylaws (“Citi”);

GOLDMAN SACHS DO BRASIL BANCO MÚLTIPLO S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Rua Leopoldo Couto Magalhães Jr. 700, 16º andar (parte), 17º andar e 18º andar (parte), enrolled with the CNPJ under No. 04.332.281/0001-30, represented herein pursuant to its bylaws (“Goldman Sachs”);

BANCO J.P. MORGAN S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3729, 6º, 7º e 10º ao 15º andares, enrolled with the CNPJ under No. 33.172.537/0001-98, represented herein pursuant to its bylaws (“J.P. Morgan”);

BANCO MORGAN STANLEY S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3600, 6º andar e 8º andar, enrolled with the CNPJ under No. 02.801.938/0001-36, represented herein pursuant to its bylaws (“Morgan Stanley”);

BANCO DO BRASIL S.A., a sociedade de economia mista, a financial institution with its head office in the City of Brasília, Distrito Federal, Brazil, by its branch No. 1911-9 – Corporate SP, Infra. Incorp-SP, in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1230, 15º andar, Torre Matarazzo, enrolled with the CNPJ under No. 00.000.000/6954-08, represented herein pursuant to its bylaws (“BB”);

BANCO BNP PARIBAS BRASIL S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Presidente Juscelino Kubitschek 510, 10º a 14º andares, enrolled with the CNPJ under No. 01.522.368/0001-82, represented herein pursuant to its bylaws (“BNP”);

BANCO BRADESCO S.A., a financial institution with its head office in the City of Osasco, State of São Paulo, Brazil, at Núcleo Administrativo Cidade de Deus s/n.º, Vila Yara, enrolled with the CNPJ under No. 60.746.948/0001-12, represented herein pursuant to its bylaws (“Bradesco”);

ITAÚ UNIBANCO S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3500, 1º, 2º e 3º (parte), 4º e 5º andares, enrolled with the CNPJ under No. 60.701.190/4816-09, represented herein pursuant to its bylaws (“Itaú”);

BANCO MUFG BRASIL S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1274, enrolled with the CNPJ under No. 60.498.557/0001-26, represented herein pursuant to its bylaws (“MUFG”);

BANCO SAFRA S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 2100, enrolled with the CNPJ under No. 58.160.789/0001-28, represented herein pursuant to its bylaws (“Safra”);

BANCO SANTANDER (BRASIL) S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Presidente Juscelino Kubitschek 2041 e 2235, bloco A, enrolled with the CNPJ under No. 90.400.888/0001-42, represented herein pursuant to its bylaws (“Santander”); and

BANCO VOTORANTIM S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 14.171, Torre A, 18º andar, enrolled with the CNPJ under No. 59.588.111/0001-03, represented herein pursuant to its bylaws (“Votorantim”, and, together with Citi, Goldman Sachs, J.P. Morgan, Morgan Stanley, BB, BNP, Bradesco, Itaú, MUFG, Safra and Santander, “Lenders”, when referred to collectively and “Lender”, when referred to individually);

II.	as borrower:

SKY SERVIÇOS DE BANDA LARGA LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte, enrolled with the CNPJ under No. 00.497.373/0001-10, represented pursuant to its articles of association (“Borrower”); and

III.	as administrative agent:

OLIVEIRA TRUST SERVICER S.A., a corporation with its branch in the City of São Paulo, State of São Paulo, Brazil, at Rua Joaquim Floriano 1052, 13º andar, enrolled with the CNPJ under No. 02.150.453/0002-00, represented herein pursuant to its by-laws (“Administrative Agent”, and together with the Lenders and the Borrower, “Parties”, when referred to collectively, and “Party”, when referred to individually);

WHEREAS:

(A)	the Borrower issued the CCBs (as defined below) in favor of the Initial Lenders (as defined below), pursuant to which the Initial Lenders granted to the Borrower the Loans (as defined below);

(B)	the Guarantors (as defined below) have agreed to guarantee the obligations of the Borrower in connection with the Loans; and

(C)	the Parties wish to regulate (i) the pro rata treatment of the Lenders; (ii) waivers, amendments and decisions related to the Loan Documents (as defined below), the Total Obligations (as defined below) or the Obligations (as defined below) owed to each Lender; (iii) collection or enforcement of the Loan Documents; (iv) Defaulting Lender (as defined below); (v) the assignment of the CCBs; and (vi) the appointment, powers and immunities of the Administrative Agent;

NOW THEREFORE, the Parties enter into this Agreement, in accordance with the following terms and conditions:

1.	DEFINITIONS

1.1	Definitions. The terms below are deemed defined terms for purposes of this Agreement, it being understood that the capitalized terms used in this Agreement and which are not defined herein shall have the meaning ascribed to them in the CCBs.

“Administrative Agent” has the meaning ascribed thereto in the preamble, or whoever replaces it under the terms of this Agreement.

“Administrative Agent Agreement” means the services agreement between the Borrower and the Administrative Agent in connection with the Loan Documents, and any amendments thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning ascribed thereto in the preamble.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, treaty, order, decree, authorization, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, guidance, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Assignee” means the endorsee, assignee or acquirer of any CCB.

“Assignment Notice” means the assignment notice substantially in the form of Exhibit II.

“Aval Guarantee” means the aval on the CCBs by the Brazilian Guarantors.

“BB” has the meaning ascribed thereto in the preamble.

“BNP” has the meaning ascribed thereto in the preamble.

“Borrower” has the meaning ascribed thereto in the preamble.

“Borrowing Date” means April 11, 2018.

“Bradesco” has the meaning ascribed thereto in the preamble.

“Brazilian Guarantors” or “Avalistas” means GLA Brasil Ltda., Partel Participações Ltda., ACOM Comunicações Ltda., ACOM TV Ltda., Bahiasat Comunicações Ltda., MMDS Bahia Ltda. and each Subsidiary that becomes an Avalista or a Brazilian Guarantor after the Borrowing Date pursuant to the Loan Documents.

“Business Day” means (i) with respect to any payment obligation, any day other than a Saturday, a Sunday, a declared holiday in the City of São Paulo, State of São Paulo, or a declared national holiday in Brazil; and (ii) with respect to any non-payment obligation, in addition to clause (i), any day on which banking institutions in the City of New York, State of New York, United States, are authorized to remain open or not required by law to remain closed.

“CCBs” means, collectively, the CCBs with the numbers and original principal amounts described in Exhibit I, and any amendments thereto.

“Citi” has the meaning ascribed thereto in the preamble.

“Civil Code” means Law No. 10,406, dated January 10, 2002.

“Civil Procedure Code” means Law No. 13,105, dated March 16, 2015.

“CNPJ” means the National Corporate Taxpayers Register of the Ministry of Finance.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Enforcement Measure” means any judicial or extrajudicial act in connection with the Loan Documents, including collection of any Obligations or the Total Obligations and/or the enforcement of any Guarantee.

“Enforcement Net Proceeds” means (i) the gross cash proceeds received by or on behalf of any Lender in respect of any Enforcement Measure; less (ii) the sum of the amount, if any, of all Taxes, fees, costs and expenses paid or estimated to be payable by such Lender in connection with such Enforcement Measure.

“Enforcing Lender” has the meaning ascribed thereto in Section 5.1 below.

“Event of Default” means any event defined as “Events of Default” in the CCBs; provided that all processes and requirements for sending of notice, lapse of grace period, or both, have been met.

“Goldman Sachs” has the meaning ascribed thereto in the preamble.

“Governmental Approval” means any action, order, consent, approval, concession, license, authorization, permit, grant, lease, franchise, certification, ruling, tariff, rate, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantees” means, collectively, (i) the Aval Guarantee, in the case of the Brazilian Guarantors; and (ii) the Letters of Guarantee, in the case of the Offshore Guarantors.

“Guarantors” means, collectively, the Brazilian Guarantors and the Offshore Guarantors.

“Initial Lenders” means the Lenders in favor of whom the CCBs were originally issued by the Borrower.

“Itaú” has the meaning ascribed thereto in the preamble.

“Joinder” means the joinder to this Agreement substantially in the form of Exhibit III.

“J.P. Morgan” has the meaning ascribed thereto in the preamble.

“Lender Default” means (i) the refusal (which may be given verbally or in writing) or failure of any Lender to make available its portion of any Loans, which refusal or failure is not cured within 1 (one) Business Day after the date of such refusal or failure unless such Lender notifies the Administrative Agent and the Borrower in writing that such refusal or failure is the result of such Lender’s determination in good faith that one or more Conditions Precedent (as defined in the Master Agreement) (each of which Conditions Precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied; (ii) a Lender has notified either the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under the Loans or has made a public statement to that effect with respect to its funding obligations under the Loans; or (iii) a Lender (a) has admitted in writing that it is insolvent; (b) becomes subject to a voluntary or involuntary case filed with respect to such Lender under any debtor relief law; (c) has a custodian, conservator, receiver or similar official is appointed for such Lender or any substantial part of such Lender’s assets; (d) has any Person that directly or indirectly controls such Lender is subject to a forced liquidation; or (e) makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender, insolvent or bankrupt.

“Lenders” means, collectively, the holders of the CCBs.

“Lenders’ Meeting” has the meaning ascribed thereto in Section 4.1 below.

“Letter of Guarantee – NY Law” means the “Guarantee”, governed by the laws of the State of New York, United States, issued by each Offshore Guarantor (directly or by joinders thereto) on April 9, 2018, and any amendments and joinders thereto.

“Letters of Guarantee” means, collectively, (i) the Letter of Guarantee – NY Law; and (ii) the Letters of Guarantee – Local Jurisdiction Law.

“Letters of Guarantee – Local Jurisdiction Law” means, collectively, (i) the fianza or other similar local law guarantee documentation, governed by the laws of Chile, to be issued by DIRECTV Chile Televisión Ltda. within 60 (sixty) days of the Borrowing Date; (ii) the fianza or other similar local law guarantee documentation, governed by the laws of Colombia, to be issued by DIRECTV Colombia Ltda. within 60 (sixty) days of the Borrowing Date; (iii) the fianza or other similar local law guarantee documentation, governed by the laws of Colombia, to be issued by Telecenter Panamerica Ltda. within 60 (sixty) days of the Borrowing Date; (iv) the fianza or other similar local law guarantee documentation, governed by the laws of Peru, to be issued by DIRECTV Perú S.R.L. within 60 (sixty) days of the Borrowing Date.

“Loan Documents” means the Master Agreement, the CCBs, the Letters of Guarantee, this Agreement and such other documents or instruments relating to, or in connection with, the foregoing.

“Loans” means, collectively, each loan represented by each CCB.

“Master Agreement” means the “Contrato de Abertura de Crédito” (Master Facilities Agreement), entered into on April 9, 2018, by and among the Borrower, the Initial Lenders, the Guarantors (directly or by joinders thereto) and the Administrative Agent, and any amendments and joinders thereto.

“Morgan Stanley” has the meaning ascribed thereto in the preamble.

“MUFG” has the meaning ascribed thereto in the preamble.

“Non-Enforcing Lender” has the meaning ascribed thereto in Section 5.1 below, clause I.

“Obligations” has the meaning ascribed thereto in each CCB.

“Offshore Guarantors” means, collectively, Vrio Corp., Vrio Holdco Inc., Vrio Finco 1 LLC, Vrio Finco 2 Inc., DIRECTV Latin America, LLC, DIRECTV DTH Investment Ltd., Galaxy Latin America Investments, LLC, DS Technology, LLC, DIRECTV Argentina S.A., DIRECTV Chile, LLC, DIRECTV Chile Televisión Ltda., DIRECTV de Uruguay Ltda., DIRECTV Perú S.R.L., Surfin, LLC, Alpha Tel Holdings Ltd., Alpha Tel S.A., DIRECTV Colombia Ltda., DTH Ecuador C. Ltda., DIRECTV Ecuador C. Ltda., DIRECTV Caribe Ltd., White Holding B.V., Telecenter Panamerica, Ltda., DTVLA Holdings, S.L., California Broadcast Center LLC, DTVLA Coöperatief U.A., DTVLA B.V., and each Subsidiary that becomes an Offshore Guarantor after the Borrowing Date pursuant to the Loan Documents.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and representatives of such Person and of such Person’s Affiliates.

“Requisite Lenders” means the Lenders holding more than 50% (fifty per cent) of the total principal amount then outstanding under the Loans. The Loans held by any Defaulting Lender shall be disregarded in determining Requisite Lenders.

“Safra” has the meaning ascribed thereto in the preamble.

“Santander” has the meaning ascribed thereto in the preamble.

“Taxes” has the meaning ascribed thereto in the CCBs.

“Total Obligations” means, collectively, the outstanding amount of Principal of, and Interest on, the Loans and other obligations of the Borrower and/or the Guarantors (including Default Charges, Prepayment Cost and reimbursement obligations) due from time to time to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, in each case, whether on account of principal, interest, reimbursement obligations, fees, prepayment cost, indemnities, expenses, penalties or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by the Borrower and/or by any of the Guarantors under the Loan Documents).

“United States” or “U.S.” means the United States of America.

“Votorantim” has the meaning ascribed thereto in the preamble.

1.2	Principles of Interpretation. The following principles shall be observed for interpretation of the provisions of this Agreement:

I.	all references in this Agreement to sections and exhibits are references to sections of and exhibits to this Agreement, unless otherwise expressly provided;

II.	the terms defined in this Agreement shall also apply to the singular and plural and masculine and feminine forms, unless otherwise expressly provided;

III.	unless otherwise inferred from the context, any reference in this Agreement to any Person, in any capacity, shall include the successors and assignees thereof and, in the case of any agency, body or Governmental Authority, any Person who may succeed it in its duties and powers; and

IV.	unless otherwise inferred from the context, references to any contract, document or Applicable Law shall be considered references to such contract, document or Applicable Law as altered, amended, restated, supplemented or otherwise modified from time to time.

2.	PURPOSE

2.1	Purpose. The purpose of this Agreement is to regulate (i) the pro rata treatment of the Lenders; (ii) waivers, amendments and decisions related to the Loan Documents, the Total Obligations or the Obligations (as defined below) owed to each Lender; (iii) collection or enforcement of the Loan Documents; (iv) Defaulting Lender; (v) the assignment of the CCBs; and (vi) the appointment, powers and immunities of the Administrative Agent.

3.	PRO RATA TREATMENT

3.1	Pro Rata Treatment. Except as otherwise provided in Section 5 below, all payments by the Borrower and the Guarantors under the Loans, whether at the stated payment dates, in advance or otherwise, shall be made to the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to each Lender under the Loan Documents.

3.1.1	If any Lender shall obtain from the Borrower or any Guarantor payment of any amount under any Loan Document or under any other guarantee or security interest given to any Lender in connection with the Loans, through the exercise of any right of set-off or for any other reason (including as a result of any Enforcement Measure or enforcement of any such other guarantee or security interest given to any Lender in connection with the Loans), and, as a result of such payment, such Lender shall have received any amount in excess of such Lender’s pro rata share thereof, then, except as otherwise provided in Section 5 below, such Lender shall promptly notify the Administrative Agent in writing thereof and share such excess amount (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess amount) pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to each Lender under the Loan Documents. To such end, all such Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored and inform the Administrative Agent who shall also inform the Borrower.

4.	DECISIONS OF LENDERS

4.1	Lenders’ Meeting. All amendments, waivers or decisions of any Lender in connection with any Loan Document, the Total Obligations or the Obligations owed to each Lender shall be preceded by a Lenders’ meeting, pursuant to this Section 4 (“Lenders’ Meeting”).

4.1.1	The Lenders’ Meeting may be called by any Party, upon written notice to be sent to the Administrative Agent (for delivery to the other Parties within 1 (one) Business Day) at least 7 (seven) Business Days prior to such Lenders’ Meeting, including the date, time, place and matters to be addressed at such Lenders’ Meeting. Except in the case of an urgent matter, the Lenders’ Meeting shall occur on a Business Day, during business hours, at the address of the Party who called such Lenders’ Meeting. The Lenders’ Meeting will be deemed regularly called if all Lenders attended such Lenders’ Meeting.

4.1.2	The Lenders’ Meeting may be held via teleconference, videoconference or other electronic means of communication, provided that the Lenders participating remotely shall confirm their votes in writing to the Administrative Agent.

4.1.3	The Lenders’ Meeting will be held with the presence of the number of Lenders necessary to approve the matters to be addressed at such Lenders’ Meeting, pursuant to Section 4.2 below.

4.1.4	The Lenders’ Meeting will be dispensed with when all Lenders execute a resolution on the matters that would be the object of such Lenders’ Meeting.

4.2	Quorum for Approval. All matters in any Lenders’ Meeting shall depend on the approval by:

I.	the Requisite Lenders, in connection with:

(a)	any matters other than those set forth in clauses II, III and IV below;

(b)	the acceleration of all Total Obligations or the waiver of a Default or an Event of Default; or

(c)	the adoption of any Enforcement Measure, subject to Section 5 below;

II.	the respective Lender, in connection with any amendment or waiver to:

(a)	reduce the Principal, Interest, Prepayment Cost or any fees payable pursuant to a CCB held by such Lender (it being understood that any amendment or waiver of (x) any Default, Event of Default or mandatory prepayment relating to any Asset Sale or Insurance Event shall not constitute a reduction in Principal, Interest Prepayment Costs or fees payable and (y) the pro rata application of any voluntary prepayment shall be governed by clause III below, item (c)); or

(b)	extend any scheduled date of payment of the Principal, Interest, Prepayment Cost or any fees payable pursuant to a CCB held by such Lender (it being understood that any amendment or waiver of any Default, Event of Default or mandatory prepayment relating to any Asset Sale or Insurance Event shall not constitute an extension of a scheduled date for the payment of Principal, Interest Prepayment Costs or fees payable);

III.	each Lender, in connection with any amendment or waiver to:

(a)	change any scheduled date of payment of the Principal, Interest, Prepayment Cost or any fees payable pursuant to the CCBs (other than as provided by clause II above, subclause (b));

(b)	change, amend or waive any provision with respect to the application of any mandatory prepayment of the Loans among the Lenders or among the Loans, the Bond Financing and any other Pari Passu Indebtedness;

(c)	impair the legal rights of the Lenders expressly set forth in the Loan Documents to receive payment of the Principal of any Loan, or any Interest thereon, including without limitation, on a pro rata basis with the other Lenders, pursuant to Section 3 above (subject to the exceptions referred to therein);

(d)	release any payment obligation of the Borrower or any Guarantor, except as specifically set forth in Section 8.3 of each CCB;

(e)	release any Guarantor from its obligation under any Guarantee, except as specifically set forth in Section 8.3 of each CCB;

(f)	increase the Commitment of any Lender;

(g)	make any payment of amounts due pursuant to a CCB held by such Lender in a currency other than Reais, except if as a result of an Enforcement Measure;

(h)	change any provision of the Loan Documents or the related definitions to affect the ranking of the Loans or any Guarantee in right of payment to any other Indebtedness in a manner that adversely affects the Lenders; or

(i)	change any provision of this Section 4, the definition of “Requisite Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; or

IV.	each Lender and the Administrative Agent, in connection with any amendment, supplement or waiver to amend, modify or otherwise affect the rights or duties of the Administrative Agent.

4.3	Binding Decision. The decisions taken in a Lenders’ Meeting held in accordance with this Section 4, including with respect to quorum, shall be binding on all Lenders and, in case of Section 4.2 above, clause I, regardless of its presence or vote in such Lenders’ Meeting.

4.4	Amendment to Loan Documents. The Parties shall amend the relevant Loan Documents to reflect the decisions approved at a Lenders’ Meeting that requires such amendments to be made, provided that no amendments to the Loan Documents may be made without the Borrower’s prior written consent and the execution and delivery of any applicable documentation.

4.5	Notice of a Default or Event of Default. Any Lender that has become aware of the occurrence of any Default or Event of Default shall within 5 (five) Business Days give notice of such Default or Event of Default to the other Lenders and the Administrative Agent.

5.	ENFORCEMENT MEASURES

5.1	Enforcement Measures. Any Enforcement Measure that has been approved pursuant to Section 4.2 above, clause I, subclause (c), may be taken by the Lenders that approved such Enforcement Measure (any such Lender, an “Enforcing Lender”), provided that:

I.	the Enforcing Lenders shall grant to the remaining Lenders (any such Lender, a “Non-Enforcing Lender”) the term of 10 (ten) Business Days from the date such Enforcement Measure has been approved for the Non-Enforcing Lenders inform their interest to become a party to such Enforcement Measure, by providing all necessary documents to the law firm selected by the Enforcing Lenders, when such Non-Enforcing Lenders that chose to do so will also become Enforcing Lenders;

II.	for each jurisdiction where a judicial Enforcement Measure is taken, such judicial Enforcement Measure will be initiated by the Enforcing Lenders in one single lawsuit, by a single law firm, which will represent the Enforcing Lenders;

III.	each of the Enforcing Lenders shall provide the selected law firm of the relevant jurisdiction(s) with all necessary documents, including the respective ad judicia power of attorney, within 10 (ten) Business Days from the date the law firm has been selected;

IV.	notwithstanding the reimbursement right for all fees, costs and expenses incurred by the Lenders pursuant to the Loan Documents, the Enforcing Lenders shall share on a pro rata basis all fees, costs and expenses related to any Enforcement Measures, including the fees and expenses of the selected law firm in each jurisdiction, provided, further, that, in case any Enforcing Lender fails to make any such payment, the amounts due by such defaulting Enforcing Lender shall be offset with any pro rata share of the Enforcement Net Proceeds that are due to such defaulting Enforcing Lender;

V.	any Enforcement Net Proceeds received by any Enforcing Lender shall be shared on a pro rata basis exclusively among the Enforcing Lenders; and

VI.	any Enforcement Net Proceeds received by any Non-Enforcing Lender as a result of any individual or joint Enforcement Measure taken by one or more Non-Enforcing Lenders shall be shared on a pro rata basis among the Enforcing Lenders and such Non-Enforcing Lenders.

6.	DEFAULTING LENDER PROVISIONS

6.1	Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

I.	such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Requisite Lender”;

II.	any payment of Principal, Interest, Prepayment Cost or any fees payable pursuant to a CCB or Loan Document for the account of such Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by the Loan Agreements, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under the Loan Documents; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Lenders other than the Defaulting Lender on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender.

6.2	Defaulting Lender Cure. If the Borrower and the Administrative Agent (the latter upon decision of Requisite Lenders at a Lenders’ Meeting) agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Parties, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Defaulting Lender will, to the extent applicable, take such other actions as the Administrative Agent or Borrower may determine to be necessary to cause the Loans to be funded, whereupon such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any Party arising from such Lender’s having been a Defaulting Lender.

7.	ENDORSEMENT, ASSIGNMENT OR TRANSFER OF CCBS

7.1	Endorsement, Assignment or Transfer by the Lenders. Any Lender may at any time endorse, assign or transfer any CCB, provided that:

I.	the endorsement, assignment or transfer shall be made in connection with an entire CCB;

II.	no endorsement, assignment or transfer shall be made to:

(a)	the Borrower, any Guarantor, or any of their respective Related Parties;

(b)	a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, exclusively a natural Person); or

(c)	any Person listed in Exhibit IV;

III.	at least 2 (two) Business Days prior to the effective date of such endorsement, assignment or transfer, on which date the Assignee shall become the Lender for all purposes of such CCB, the Administrative Agent shall receive, and promptly upon receipt, the Administrative Agent shall deliver a copy to the Borrower of:

(a)	the Assignment Notice; and

(b)	the Joinder.

7.1.1	Upon the satisfaction of the conditions set forth in Section 7.1 above, the Administrative Agent shall (i) promptly accept such Assignment Notice; and (ii) give notice of such acceptance to the assigning Lender, the Assignee and the Borrower.

7.1.2	Upon receipt of the notice from the Administrative Agent set forth in Section 7.1.1 above, on the effective date of the endorsement, assignment or transfer, (i) the Assignee shall have the obligations, rights and benefits of a Lender pursuant to the respective assigned CCB and the other Loan Documents; and (ii) the assigning Lender shall be relieved of its obligations pursuant to this Agreement with respect to the assigned CCB.

7.1.3	By executing and delivering the Joinder, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other Parties as follows: (i) such assigning Lender represents and warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) the Assignee represents and warrants that it is legally authorized to enter into such Joinder and assignment of obligations; (iii) the Assignee confirms that it has received a copy of the Loan Documents, together with copies of the most recent required financial statements delivered pursuant to the CCBs, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Joinder and assignment of obligations; (iv) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms of this Agreement and the Loan Documents, together with such powers as are reasonably incidental thereto; and (v) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

7.2	Nullity of Endorsement, Assignment or Transfer. Any endorsement, assignment or transfer in contravention of the provisions of this Section 7 shall be null and void ab initio.

7.3	Prevailing Provisions. The provisions of this Section 7 shall prevail over the endorsement, assignment or transfer provisions set forth on each CCB.

8.	ADMINISTRATIVE AGENT

8.1	Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and (as applicable) under the Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and no implied duties or responsibilities shall be read into this Agreement against the Administrative Agent, together with such other powers as are reasonably incidental thereto. The Administrative Agent:

I.	shall have no duties or responsibilities, except those expressly set forth in the Loan Documents and shall not by reason of the Loan Documents be a trustee or fiduciary for the Lenders, the Borrower or the Guarantors;

II.	shall not be responsible to the Lenders, the Borrower or the Guarantors for any recitals, statements, representations or warranties contained in the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the rights of the Lenders under or in connection with the Loan Documents or any other document referred to or provided for herein or for any failure by the Borrower or the Guarantors to perform any of its obligations hereunder or thereunder;

III.	shall not be required to initiate or conduct any litigation or collection proceedings under the Loan Documents;

IV.	shall not be responsible for any action taken or omitted or to be taken hereunder or under any other document referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct;

V.	shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document;

VI.	shall acknowledge in writing any release of a Guarantor made pursuant to Section 8.3 of the CCBs or otherwise agreed to by the Lenders pursuant to this Agreement; and

VII.	shall be entitled to rely conclusively upon any certification, notice or other communication reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the appropriate Person(s), and upon advice, opinions and statements of legal counsel and other experts selected by the Administrative Agent.

8.2	Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless it has received written notice from any Lender, the Borrower or any Guarantor specifying such Default or Event of Default and stating that such notice is a “Notice of Default;” provided that any Lender may deliver such a notice to the Administrative Agent. If the Administrative Agent receives such a notice, then it shall give notice thereof to the Lenders, the Borrower and the Guarantors (if such notice is received from a Lender) within 1 (one) Business Day. The Administrative Agent shall take such action with respect to any such Default or Event of Default as shall be directed by the Lenders.

8.3	Appointment of Attorney-in-Fact. Each Lender hereby, irrevocably, pursuant to articles 684 and 685 of the Civil Code, as a condition to the transactions hereby appoints:

I.	the Administrative Agent as its attorney-in-fact to accept, on its behalf, the offer of DIRECTV Argentina S.A. and Alpha Tel S.A. to become, each of them, an Offshore Guarantor (as set forth therein, Guarantor) to the Guarantee Letter – NY Law, as set forth in the joinder thereto;

II.	José Luis Ambrosy Eyzaguirre, Chilean, bearer of identity card No. 14.679.824-1, resident and domiciled in the City of Santiago, Chile, at Apoquindo 3721, 14º piso, Las Condes, as its attorney-in-fact to accept, on its behalf, the offer of DIRECTV Chile Televisión Ltda. to become an Offshore Guarantor (as set forth therein, fiador y codeudor solidario) to the Guarantee Letter – Local Jurisdiction Law, governed by the laws of Chile, as set forth in the Escritura Pública de Fianza y Codeuda Solidaria;

III.	the Administrative Agent as its attorney-in-fact to accept, on its behalf, the offer of DIRECTV Colombia Ltda. and Telecenter Panamerica Ltda. to become, each of them, an Offshore Guarantor (as set forth therein, fiador) to the Guarantee Letter – Local Jurisdiction Law, governed by the laws of Colombia, as set forth in the Contrato de Fianza; and

IV.	Andres Ricardo Kuan-Veng Cabrejo, Peruvian, bearer of identity card No. 09341191, domiciled for this purposes at Las Begonias 475 Floor 6, Lima 27, as its attorney-in-fact to accept, on its behalf, the offer of DIRECTV Perú S.R.L. to become an Offshore Guarantor (as set forth therein, fiador solidario) to the Guarantee Letter – Local Jurisdiction Law, governed by the laws of Peru, as set forth in the Escritura Pública de Fianza Solidaria.

8.4	Resignation or Removal. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may, upon 30 (thirty) days’ prior notice, resign at any time by giving notice thereof to the Lenders, the Borrower and the Guarantors, and the Administrative Agent may, upon 30 (thirty) days’ prior notice, be removed at any time with or without cause by the Lenders or the Borrower. Upon any such resignation or removal, the Lenders (if no Default or Event of Default then exists, with the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Administrative Agent, and the Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent resignation or removal hereunder, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

8.5	Fees and Expenses. The fees and expenses of the Administrative Agent shall be borne exclusively by the Borrower, pursuant to the Administrative Agent Agreement.

8.6	Conflict. In case of any conflict between the provisions of the Loan Documents and the Administrative Agent Agreement, the provisions of the Loan Documents shall prevail.

9.	TERM

9.1	Term. This Agreement shall remain valid until the payment in full of the Total Obligations, even in the event of and/or during the course of bankruptcy, insolvency, reorganization, recuperação judicial or recuperação extrajudicial of the Borrower or any Guarantor.

10.	COMMUNICATIONS

10.1	Communications. All communications hereunder shall always be sent in writing (including by telecopy or electronic transmission), in Portuguese and English, to the addresses below, and they shall be deemed received upon delivery, by filing or upon “return receipt” issued by the Brazilian mail (Empresa Brasileira de Correios e Telégrafos). Communications made by electronic mail shall be deemed received on the date on which they are sent, provided that receipt thereof is confirmed by indicative (confirmation of receipt issued by the machine used by the sender). The change in any of the addresses below shall be communicated to other parties by the Party the address of which has changed.

I.	to the Lenders:

Banco Citibank S.A.

Avenida Paulista 1111, 10º andar

01311-920 São Paulo, SP, Brasil

Attn.: Luisa Glogowsky

Telephone: (11) 4009-7126

E-mail: luisa.glogowsky@citi.com

Goldman Sachs do Brasil Banco Múltiplo S.A.

Rua Leopoldo Couto Magalhães Jr. 700, 16º andar (parte), 17º andar e 18º andar (parte)

04542-000 São Paulo, SP, Brasil

Attn.: FICC-Operations-Brasil

Telephone: (5511) 3371 0830

E-mail: ficc-ops-br-cm@gs.com

Attn.: Departamento Jurídico

Telephone: (5511) 3371-0700

E-mail: gs-legal-brazil@gs.com

Banco J.P. Morgan S.A.

Avenida Brigadeiro Faria Lima 3729, 6º, 7º e 10º ao 15º andares

04538-905 São Paulo, SP, Brasil

Attn.: CPSD Brazil

Telephone: (5511) 4950-3873 / (5511) 4950-2979

E-mail: cpsd_brazil@jpmorgan.com

Banco Morgan Stanley S.A.

Avenida Brigadeiro Faria Lima 3600, 6º andar e 8º andar

04538-132 São Paulo, SP, Brasil

Attn.: Elaine Souza

Telephone: (5511) 3048-6118

E-mail: spderivops@ms.com

Banco do Brasil S.A.

Avenida Paulista, 1230, 15° andar, Torre Matarazzo, Bela Vista

01311-200 São Paulo, SP, Brasil

Attn.: Alessandra Camperlingo

Telephone: (5511) 4298-6076

E-mail: alecampe@bb.com.br

Attn.: Sidnei Souza Muniz

Telephone: (5511) 4298-6099

E-mail: sidneimuniz@bb.com.br

Attn.: José Luiz Roman

Telephone: (5511) 4298-6634

E-mail: jlr@bb.com.br

Banco BNP Paribas Brasil S.A.

Avenida Presidente Juscelino Kubitschek 510, 12º andar

04543-906 São Paulo, SP, Brasil

Attn.: Paul Zelezik

Telephone: (5511) 3365.4527

E-mail: paul.zelezik@br.bnpparibas.com

Banco Bradesco S.A.

Avenida Brigadeiro Faria Lima 3064, 3º andar

01451-000 São Paulo, SP, Brasil

Attn.: Francisco Armando – Bradesco Corporate – Gerente Regional

Telephone: + 55 (11) 3847-9599

E-mail: francisco.armando@bradesco.com.br

Attn.: Hugo Keiti Oikawa Furumoto

Bradesco Corporate – Gerente de Relacionamento

Telephone: + 55 (11) 3847-5738

E-mail: hugo.furumoto@bradesco.com.br

Attn.: Thiago Munhoz – Bradesco BBI – Investment Banking

Telephone +55 (11) 3847-5300

E-mail: thiago.munhoz@bradescobbi.com.br

Attn.: Ricardo Tardelli Catelli – Bradesco BBI – Investment Banking

Telephone: + 55 (11) 3847-5315

E-mail: ricardo.catelli@bradescobbi.com.br

Attn.: Caroline Bianca Fracasso Bachiega

Bradesco Empréstimos e Financiamentos

Telephone: + 55 (11) 3847-5714

E-mail: caroline.fracasso@bradesco.com.br

Attn.: Renata Antonini Machida – Bradesco Jurídico

Telephone: + 55 (11) 3847-9740

E-mail: renata.machida@bradescobbi.com.br

Attn.: Juliana Leite de Figueiredo – Bradesco Jurídico

Telephone: + 55 (11) 3847-9722

E-mail: juliana.figueiredo@bradesco.com.br

Itaú Unibanco S.A.

Avenida Brigadeiro Faria Lima 3400, 10º andar, Itaim Bibi

04538-132 São Paulo, SP, Brasil

Attn.: Cleber Cavalcante Diniz

Telephone: (5511) 3708-2641

E-mail: ibba-miboperacoes@itaubba.com

Banco MUFG Brasil S.A.

Avenida Paulista 1274

01310-925, São Paulo, SP, Brasil

Attn.: Matheus Girardi Cavalari

Telephone: (5511) 3268-0328

E-mail: mgcavalari@br.mufg.jp

Attn.: Renato Ajimura

Telephone: (5511) 3268-0297

E-mail: rajimura@br.mufg.jp

Banco Safra S.A.

Avenida Paulista, 2100

01310-930 São Paulo, SP, Brasil

Attn.: Michele Jeronymo Fleissig

Telephone: (5511) 3175-7636

E-mail: michele.jeronymo@safra.com.br

Attn.: Thiago Schober Gonçalves Lima

Telephone: (5511) 3175-9816

E-mail: thiago.schober@safra.com.br

Banco Santander (Brasil) S.A.

Avenida Presidente Juscelino Kubitschek, 2041 e 2235, bloco A, 24º andar

04543-011 São Paulo, SP, Brasil

Attn.: Pol Font

Telephone: (5511) 3553-7121

E-mail: pfont@santander.com.br

Attn.: Álvaro Dantas

Telephone: (5511) 3012-7104

E-mail: adantas@santander.com.br

Banco Votorantim S.A.

Avenida das Nações Unidas, 14171, torre Ebony, 15º andar

04794-000 São Paulo, SP, Brasil

Attn.: Daniel Olivieri

Telephone: (5511) 5171-2232

E-mail: daniel.olivieri@bancovotorantim.com.br

Attn.: Allan Barreto

Telephone: (5511) 5171-2668

E-mail: allan.barreto@bancovotorantim.com.br

Attn.: Fernando Queiroz

Telephone: (5511) 5171-3439

E-mail: fernando.queiroz@bancovotorantim.com.br

II.	to the Borrower:

Sky Serviços de Banda Larga Ltda.

Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

With a copy to (which shall not constitute communication for the purposes of this Agreement):

Veirano Advogados

Avenida Brigadeiro Faria Lima 3477, 16º andar

04538-133 São Paulo, SP, Brazil

Attn.: Ricardo Veirano / Daniela Pellegrino Anversa

Telephone: (5511) 2313-5702 / (5511) 2313-5805

E-mail: ricardo.veirano@veirano.com.br / daniela.anversa@veirano.com.br

III.	to the Administrative Agent:

Oliveira Trust Servicer S.A.

Rua Joaquim Floriano 1052, 13º andar

04534-004 São Paulo, SP, Brazil

Attn.: Antonio Amaro / Marcelo Andrade

Telephone: (5511) 3504-8100 / (5511) 3504-8199

E-mail: scc@oliveiratrust.com.br

11.	MISCELLANEOUS

11.1	Exhibits and Joinders. The Exhibits to this Agreement and the Joinders are an integral and supplementary part hereof.

11.2	Irrevocability; Binding Effect. The obligations undertaken in this Agreement are irrevocable and binding on the Parties and their successors, in any capacity, to full compliance therewith.

11.3	Amendment. Any amendment hereto will only be deemed valid if made in writing, in a proper instrument executed by the Parties, subject to the Section 4 above.

11.4	Severability. The invalidity or nullity, in whole or in part, of any of the sections of this Agreement shall not affect any other sections hereof, which shall remain valid and effective until compliance by the Parties with all their obligations set forth herein.

11.5	No Waiver or Loss of Right. Any tolerance, partial exercise or concession among the Parties shall be deemed mere liberality rather than waiver or loss of any right, entitlement, privilege, prerogative or powers granted (including power of attorney) and shall not result in novation, amendment, compromise, remission, modification or reduction of the rights and obligations arising out of this Agreement.

11.6	Extrajudicial Enforcement Instrument. The Borrower acknowledges this Agreement as an extrajudicial enforcement instrument (título executivo extrajudicial), pursuant to article 784, clause III, of the Civil Procedure Code.

11.7	Specific Performance. For the purposes of this Agreement, the Lenders may, in their sole discretion, seek specific performance of the obligations assumed hereunder by the Borrower and the Guarantors, pursuant to the provisions of articles 497 et seq., 538 and the provisions on the several enforcement types (article 797 et seq.), of the Civil Procedure Code, notwithstanding the right to accelerate the Total Obligations.

11.8	Other Benefits and Protections. In exercising its rights provided for herein, the Lenders shall have all benefits and protections granted to them in the other Loan Documents.

12.	GOVERNING LAW

12.1	Governing Law. This Agreement will be governed by the laws of Brazil.

13.	VENUE

13.1	Venue. The venue of the Judicial District of the City of São Paulo, State of São Paulo, will be used to settle any disputes that may arise out of this Agreement, excluding any other.

In witness whereof, the Parties execute this Agreement in 18 (eighteen) equal counterparts, before the 2 (two) undersigned witnesses.

São Paulo, April 9, 2018.

(The signatures follow on the next 15 (fifteen) pages.)

(Remainder of this page intentionally left blank.)

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 1/15.

LENDER:

BANCO CITIBANK S.A.

/s/ Guido Della Togna Neto	/s/ Fábio Baptista Ribeiro
Guido Della Togna Neto	Fábio Baptista Ribeiro

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 2/15.

LENDER:

GOLDMAN SACHS DO BRASIL BANCO MÚLTIPLO S.A.

/s/ José Rodolfo Soares	/s/ Leorem Carneiro de Oliveira
Name: José Rodolfo Soares Title: Managing Director	Name: Leorem Carneiro de Oliveira Title: Vice President

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 3/15.

LENDER:

BANCO J.P. MORGAN S.A.

/s/ Ricardo Leoni	/s/ Diego Salgado
Name: Ricardo Leoni Title: Attorney-in-Fact	Name: Diego Salgado Title: Attorney-in-Fact

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 4/15.

LENDER:

BANCO MORGAN STANLEY S.A.

/s/ Alexandre Castanheira	/s/ Felipe Mattar
Name: Alexandre Castanheira Title: Managing Director	Name: Felipe Mattar Title: Managing Director

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 5/15.

LENDER:

BANCO DO BRASIL S.A.

/s/ Alessandra Camperlingo
Name: Alessandra Camperlingo Title: General Manager

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 6/15.

LENDER:

BANCO BNP PARIBAS BRASIL S.A.

/s/ Edson Carlos de Souza	/s/ Marcello Chiaro
Name: Edson Carlos de Souza Title: Attorney-in-Fact	Marcello Chiaro

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 7/15.

LENDER:

BANCO BRADESCO S.A.

/s/ Debora Rodrigues	/s/ Márcia Dias
Debora Rodrigues	Márcia Dias

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 8/15.

LENDER:

ITAÚ UNIBANCO S.A.

/s/ Cleber Cavalçante Diniz	/s/ Diego de Aquino Batista
Cleber Cavalçante Diniz	Diego de Aquino Batista

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 9/15.

LENDER:

BANCO MUFG BRASIL S.A.

/s/ Luis Ricardo Couto Barry	/s/ Alan Beluomo Carneiro
Name: Luis Ricardo Couto Barry Title: Operations Manager	Name: Alan Beluomo Carneiro Title: Operations Manager

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 10/15.

LENDER:

BANCO SAFRA S.A.

/s/ Sidney Mano	/s/ Eduardo Pinto de Oliveira
Sidney Mano	Name: Eduardo Pinto de Oliveira Title: Director

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 11/15.

LENDER:

BANCO SANTANDER (BRASIL) S.A.

/s/ Luiz Guillherme C. Silveira	/s/ Alvaro Dantas
Name: Luiz Guillherme C. Silveira Title: Managing Director - DCM	Name: Alvaro Dantas Title: Superintendent

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 12/15.

LENDER:

BANCO VOTORANTIM S.A.

/s/ Allan Frota Barreto	/s/ Daniel Olivieri Silva
Name: Allan Frota Barreto Title: Attorney-in-Fact	Daniel Olivieri Silva

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 13/15.

BORROWER:

SKY SERVIÇOS DE BANDA LARGA LTDA.

/s/ Daniela Pellegrino Anversa
Name: Daniela Pellegrino Anversa Title: Attorney-in-Fact

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 14/15.

ADMINISTRATIVE AGENT:

OLIVEIRA TRUST SERVICER S.A.

/s/ Fernando Nunes Luis	/s/ Bruna Souza Noel
Name: Fernando Nunes Luis Title: Attorney-in-Fact	Name: Bruna Souza Noel Title: Attorney-in-Fact

Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda., entered into on April 9, 2018 – Signature Page 15/15.

Witnesses:

/s/ Daniela Cristina Scarabelli	/s/ Cintia Ferreira dos Santos
Name: Daniela Cristina Scarabelli RG: 24.411.564-3 SSP/SP CPF/MF: 291.048.948-55	Name: Cintia Ferreira dos Santos RG: 42.484.408-4 SSP/SP CPF/MF: 420.973.588-45

INTERCREDITOR AGREEMENT

RELATING TO CERTAIN DEBT OF SKY SERVIÇOS DE BANDA LARGA LTDA.

EXHIBIT I

CCBS

	Initial Lender	CCB No.	Original Principal Amount
1.	Banco Citibank S.A.	SKY0001	R$	51.000.000,00
2.	Banco Citibank S.A.	SKY0002	R$	51.000.000,00
3.	Banco Citibank S.A.	SKY0003	R$	51.000.000,00
4.	Banco Citibank S.A.	SKY0004	R$	51.000.000,00
5.	Banco Citibank S.A.	SKY0005	R$	51.000.000,00
6.	Banco Citibank S.A.	SKY0006	R$	51.000.000,00
7.	Banco Citibank S.A.	SKY0007	R$	51.000.000,00
8.	Goldman Sachs do Brasil Banco Múltiplo S.A.	001/2018	R$	50.000.000,00
9.	Goldman Sachs do Brasil Banco Múltiplo S.A.	002/2018	R$	50.000.000,00
10.	Goldman Sachs do Brasil Banco Múltiplo S.A.	003/2018	R$	50.000.000,00
11.	Goldman Sachs do Brasil Banco Múltiplo S.A.	004/2018	R$	50.000.000,00
12.	Goldman Sachs do Brasil Banco Múltiplo S.A.	005/2018	R$	50.000.000,00
13.	Goldman Sachs do Brasil Banco Múltiplo S.A.	006/2018	R$	25.000.000,00
14.	Goldman Sachs do Brasil Banco Múltiplo S.A.	007/2018	R$	25.000.000,00
15.	Goldman Sachs do Brasil Banco Múltiplo S.A.	008/2018	R$	25.000.000,00
16.	Goldman Sachs do Brasil Banco Múltiplo S.A.	009/2018	R$	32.000.000,00
17.	Banco J.P. Morgan S.A.	SKY0001	R$	50.000.000,00
18.	Banco J.P. Morgan S.A.	SKY0002	R$	50.000.000,00
19.	Banco J.P. Morgan S.A.	SKY0003	R$	50.000.000,00
20.	Banco J.P. Morgan S.A.	SKY0004	R$	50.000.000,00
21.	Banco J.P. Morgan S.A.	SKY0005	R$	50.000.000,00
22.	Banco J.P. Morgan S.A.	SKY0006	R$	50.000.000,00
23.	Banco J.P. Morgan S.A.	SKY0007	R$	57.000.000,00
24.	Banco Morgan Stanley S.A.	201800001	R$	25.000.000,00
25.	Banco Morgan Stanley S.A.	201800002	R$	25.000.000,00
26.	Banco Morgan Stanley S.A.	201800003	R$	25.000.000,00
27.	Banco Morgan Stanley S.A.	201800004	R$	25.000.000,00
28.	Banco Morgan Stanley S.A.	201800005	R$	25.000.000,00
29.	Banco Morgan Stanley S.A.	201800006	R$	25.000.000,00
30.	Banco Morgan Stanley S.A.	201800007	R$	28.500.000,00
31.	Banco do Brasil S.A.	191.101.042	R$	357.000.000,00
32.	Banco BNP Paribas Brasil S.A.	CCB-00014/18	R$	25.000.000,00
33.	Banco BNP Paribas Brasil S.A.	CCB-00015/18	R$	25.000.000,00
34.	Banco BNP Paribas Brasil S.A.	CCB-00016/18	R$	25.000.000,00
35.	Banco BNP Paribas Brasil S.A.	CCB-00017/18	R$	25.000.000,00
36.	Banco BNP Paribas Brasil S.A.	CCB-00018/18	R$	25.000.000,00
37.	Banco BNP Paribas Brasil S.A.	CCB-00019/18	R$	25.000.000,00
38.	Banco BNP Paribas Brasil S.A.	CCB-00020/18	R$	25.000.000,00
39.	Banco BNP Paribas Brasil S.A.	CCB-00021/18	R$	25.000.000,00
40.	Banco BNP Paribas Brasil S.A.	CCB-00022/18	R$	25.000.000,00
41.	Banco BNP Paribas Brasil S.A.	CCB-00023/18	R$	25.000.000,00
42.	Banco BNP Paribas Brasil S.A.	CCB-00024/18	R$	25.000.000,00
43.	Banco BNP Paribas Brasil S.A.	CCB-00025/18	R$	27.000.000,00
44.	Banco BNP Paribas Brasil S.A.	CCB-00026/18	R$	27.000.000,00
45.	Banco BNP Paribas Brasil S.A.	CCB-00027/18	R$	28.000.000,00
46.	Banco Bradesco S.A.	237.2372.271402-1	R$	357.000.000,00
47.	Itaú Unibanco S.A.	100118040006000	R$	50.000.000,00
48.	Itaú Unibanco S.A.	100118040006100	R$	50.000.000,00
49.	Itaú Unibanco S.A.	100118040006200	R$	50.000.000,00
50.	Itaú Unibanco S.A.	100118040006300	R$	50.000.000,00
51.	Itaú Unibanco S.A.	100118040006400	R$	50.000.000,00

52.	Itaú Unibanco S.A.	100118040006600	R$	50.000.000,00
53.	Itaú Unibanco S.A.	100118040006700	R$	57.000.000,00
54.	Banco MUFG Brasil S.A.	201800825	R$	25.000.000,00
55.	Banco MUFG Brasil S.A.	201800826	R$	25.000.000,00
56.	Banco MUFG Brasil S.A.	201800827	R$	25.000.000,00
57.	Banco MUFG Brasil S.A.	201800828	R$	25.000.000,00
58.	Banco MUFG Brasil S.A.	201800829	R$	25.000.000,00
59.	Banco MUFG Brasil S.A.	201800830	R$	25.000.000,00
60.	Banco MUFG Brasil S.A.	201800831	R$	28.500.000,00
61.	Banco Safra S.A.	6354932	R$	60.000.000,00
62.	Banco Safra S.A.	6354941	R$	60.000.000,00
63.	Banco Safra S.A.	6354860	R$	55.000.000,00
64.	Banco Santander (Brasil) S.A.	000270159718	R$	25.000.000,00
65.	Banco Santander (Brasil) S.A.	000270159918	R$	25.000.000,00
66.	Banco Santander (Brasil) S.A.	000270160018	R$	25.000.000,00
67.	Banco Santander (Brasil) S.A.	000270160118	R$	25.000.000,00
68.	Banco Santander (Brasil) S.A.	000270160218	R$	25.000.000,00
69.	Banco Santander (Brasil) S.A.	000270160318	R$	25.000.000,00
70.	Banco Santander (Brasil) S.A.	000270160418	R$	25.000.000,00
71.	Banco Votorantim S.A.	121347-0	R$	25.000.000,00
72.	Banco Votorantim S.A.	121348-4	R$	25.000.000,00
73.	Banco Votorantim S.A.	121349-8	R$	25.000.000,00
74.	Banco Votorantim S.A.	121350-1	R$	25.000.000,00
75.	Banco Votorantim S.A.	121351-5	R$	25.000.000,00
76.	Banco Votorantim S.A.	121352-2	R$	25.000.000,00
77.	Banco Votorantim S.A.	121353-7	R$	25.000.000,00

	Total		R$	3.381.000.000,00

2

INTERCREDITOR AGREEMENT

RELATING TO CERTAIN DEBT OF SKY SERVIÇOS DE BANDA LARGA LTDA.

EXHIBIT II

FORM OF ASSIGNMENT NOTICE

(Place), (date).

Oliveira Trust Servicer S.A.

Rua Joaquim Floriano 1052, 13º andar

04534-004 São Paulo, SP, Brazil

Attn.: Antonio Amaro / Marcelo Andrade

Assignment Notice

Dear Sirs,

We refer to the “Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda.”, entered into on April 9, 2018, by and among the lenders party thereto, Sky Serviços de Banda Larga Ltda. (“Borrower”) and Oliveira Trust Servicer S.A., as administrative agent, and any amendments and joinders thereto (“Intercreditor Agreement”).

We inform that on (date), (assigning Lender) has assigned to (corporate name, qualification, address and CNPJ number of the Assignee) (“Assignee”) the entire “Bank Credit Note No. (•)”, originally issued by the Borrower in favor of (Initial Lender), in the original principal amount of R$(•) ((•) Reais), and any amendments thereto (“CCB”). Therefore, from (include effective date, which shall be the date corresponding to at least 2 (two) Business Days after the date of the Assignment Notice), all amounts due under the CCB shall be payable to the checking account of the Assignee No. (•), held with branch No. (•) of (Bank).

Attached hereto is the Joinder duly executed by the Assignee.

We represent and warrant that all conditions for the assignment, as set forth in Section 7.1 of the Intercreditor Agreement have been fully satisfied. We further acknowledge and agree to the representations, warranties, covenants, confirmations, appointments and authorizations provided by us pursuant to Section 7.1.3 of the Intercreditor Agreement.

Capitalized terms used in this Assignment Notice have the same meaning given to them in the Intercreditor Agreement.

Regards,

(assigning Lender)

Name: Title:	Name: Title:

(Assignee)

Name: Title:	Name: Title:

* * * * *

INTERCREDITOR AGREEMENT

RELATING TO CERTAIN DEBT OF SKY SERVIÇOS DE BANDA LARGA LTDA.

EXHIBIT III

FORM OF JOINDER

JOINDER TO THE

INTERCREDITOR AGREEMENT

RELATING TO CERTAIN DEBT OF SKY SERVIÇOS DE BANDA LARGA LTDA.

(•), a (qualification) with its head office in (•), at (address), enrolled with the CNPJ under No. (•), represented herein pursuant to its organizational documents (“Lender”), pursuant to this “Joinder to the Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda.” (“Joinder”) becomes a party to the “Intercreditor Agreement Relating to Certain Debt of Sky Serviços de Banda Larga Ltda.”, entered into on April 9, 2018, by and among the lenders party thereto, Sky Serviços de Banda Larga Ltda. (“Borrower”) and Oliveira Trust Servicer S.A., as administrative agent, and any amendments and joinders thereto (“Intercreditor Agreement”), pursuant to Section 7 thereunder, and will be legally bound thereby, assuming all covenants and otherwise subject to all terms and conditions applicable to a Lender pursuant to the Intercreditor Agreement, as if it had executed the Intercreditor Agreement.

This Joinder shall be deemed to be a part of the Intercreditor Agreement and together with the Intercreditor Agreement shall form a single agreement among the parties (including the Lender) to the Intercreditor Agreement.

The address of the Lender (to which all communications to the Lender are to be sent in accordance with Section 10 of the Intercreditor Agreement) is:

(Lender)

(Address)

(zip code) (City), (State), (Country)

Attn.: (•)

Telephone: (•)

E-mail: (•)

This Joinder will be governed by the laws of the Federative Republic of Brazil.

The venue of the Judicial District of the City of São Paulo, State of São Paulo, will be used to settle any disputes that may arise out of this Joinder, excluding any other.

In witness whereof, the Lender executes this Joinder in 2 (two) equal counterparts, before the 2 (two) undersigned witnesses.

(Place), (date).

LENDER:

(LENDER)

Name: Title:	Name: Title:

* * * * *

INTERCREDITOR AGREEMENT

RELATING TO CERTAIN DEBT OF SKY SERVIÇOS DE BANDA LARGA LTDA.

EXHIBIT IV

LIST OF ENTITIES

1.	Globo Comunicações e Participações S.A.;

2.	América Móvil, S.A.B. de C.V.;

3.	Claro Telecom Participacões, S.A.;

4.	Claro Chile S.A.;

5.	Telmex Internacional, S.A. de C.V.;

6.	Telefónica, S.A.;

7.	Movistar, S.A.;

8.	Vivo, S.A.;

9.	Telecom Italia S.p.A. (TIM);

10.	Liberty Media Corporation and Liberty Global plc;

11.	Liberty Latin America Ltd.;

12.	Grupo Clarín S.A.;

13.	Cablevisión S.A.;

14.	Telecom Argentina S.A.; and

15.	Fintech Advisory Inc.

16.	any Affiliate of the foregoing that is readily identifiable as such by name.

* * * * *